Exhibit 1.01

Conflict Minerals Report March 28, 2022

Nortech Systems, Inc. is a full-service electronics manufacturing (EMS) provider of wire and cable assemblies, printed circuit boards assemblies and higher-level complete box build assemblies for a wide range of industries. Metallic forms of tin, tantalum, tungsten, and gold ("Conflict Minerals") are present in some of the products, components, and materials we purchase and are necessary to the functionality of many of the products we manufacture. We do not buy any ores directly, nor do we directly purchase these processed metals in their raw form.

Nortech’s corporate policy regarding Conflict Minerals and disclosure regarding whether any Conflict Minerals necessary to the functionality or production of a product originated in Covered Countries is made public on our website at: https://www.nortechsys.com/rmi-policy/

Design of Due Diligence Framework

Our due diligence procedures are in compliance with the Organization for Economic Co-operation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (Third Edition) and its supplements.

Nortech's policy regarding Conflict Minerals was communicated to employees internally and to suppliers externally via email and posted to our website.

Our cross functional conflict minerals team was established to carry out the necessary due diligence and reporting requirements. The team currently includes the following roles:

Team Members:	Document Specialist
Global Supplier Quality Manager

Executive Sponsors:	President & CEO
Chief Financial Officer

Due Diligence Measures Performed

Our RCOI (reasonable country of origin inquiry) and due diligence procedures include the following:

•

Due to the size of the Nortech's sourcing functions, we focused on our largest suppliers that provide components and materials directly incorporated into our final products, ranked by the amount the Company spends with each such supplier, and the suppliers that had the highest probability of supplying us with products or components containing Conflict Minerals (e.g. electronics).

•	We surveyed relevant suppliers representing over 90% of our total company supplier spend on components and materials directly incorporated into our final products.

•	Relevant suppliers were evaluated to identify whether the products, materials, or components supplied to Nortech contain Conflict Minerals.

•	Data was collected directly from suppliers using the Conflict Minerals Reporting Template developed by the Responsible Minerals Initiative (RMI) formerly known as CFSI.

•	Supplier declarations were reviewed for completeness, accuracy, and conformance to Nortech requirements.

•	An escalation process was initiated with relevant suppliers who were nonresponsive after the initial contact was made, or whose initial response was incomplete, unclear, or nonconforming.

Analysis of Supplier Survey Responses

•

We were unable to confirm through our RCOI that Conflict Minerals contained in our products did not originate from the Covered Countries or were from recycled/scrap materials. Therefore we conducted due diligence on the processing facilities identified by our suppliers and prepared this Conflict Minerals Report.

•

Conflict minerals information from some suppliers was presented to Nortech at a "company-level" rather than a Nortech product-specific response. As a result, it is likely that our lists of smelters, refiners, and countries of origin (discussed below) include sources that are not in our supply chain.

Due Diligence Results

•	Suppliers that responded to our survey provided lists of smelters and refiners on which we conducted due diligence.
•

Our due diligence process included comparing the supplier-provided names of smelters/refiners against lists of audited and verified smelters and refiners from RMI. The lists of smelters and refiners are included as Table 1.

•

Certain suppliers identified Kaloti Precious Metals, Sudan Gold Refinery, Tony Goetz NV, Universal Precious Metals Refining Zambia, African Gold Refinery, and Fidelity Printers and Refiners as sources of gold in their supply chains. These refineries are not audited by the RMI and public information indicates the possibility that these are high-risk facilities. Because the conflict minerals information from these suppliers was presented to Nortech as "company-level" responses rather than Nortech product-specific responses, it is uncertain if these facilities are actually in our supply chain. As part of our due diligence process, Nortech implemented our risk mitigation plan for the subject suppliers, engaging them to conduct additional research on whether these facilities are, in reality, present in our supply chain. If we determine that material sourced from these facilities is present in Nortech's supply chain, we will work with our suppliers to explore alternatives.

•	Country of origin information was obtained where reasonably available to Nortech and is presented as Table 2.

CMRT Reporting to our customers.

•	Nortech issues a standard response using the RMI CMRT.

Third Party Audits of Processing Facilities

•

Nortech does not conduct audits of smelters or refiners. We support the Responsible Mineral Initiative's Conflict Free Smelter program through our corporate policy and procurement requirements by encouraging suppliers to source from audited facilities.

Annual Reporting

•	In accordance with the OECD Guidance and the Rule, this report is available on our website: www.nortechsys.com

Declaration

•	Based on our due diligence results, Nortech has determined that our products are 'DRC Conflict Undeterminable'.

Independent Private Sector Audit

•	Not required for reporting year 2021.

Limitations

Conflict Minerals sourcing and traceability information is limited at this time. Moreover , there are inherent limitations and risks in the information that is available. We are reliant on the information provided to us by our suppliers and industry initiatives such as the RMI. Our processes are intended to provide reasonable assurance - not absolute certainty- about the identification of processing facilities and the sources of their ores.

Table 1: Smelters/Refiners

Gold Smelters/Refiners

JX Nippon Mining & Metals Co., Ltd.

Mitsubishi Materials Corporation

Sumitomo Metal Mining Co., Ltd.

Matsuda Sangyo Co., Ltd.

Tanaka Kikinzoku Kogyo K.K.

Kojima Chemicals Co., Ltd.

Metalor USA Refining Corporation

Royal Canadian Mint

Metalurgica Met-Mex Penoles S.A. De C.V.

Heraeus Metals Hong Kong Ltd.

Asahi Refining Canada Ltd.

Kennecott Utah Copper LLC

8853 S.p.A.

Advanced Chemical Company

Aida Chemical Industries Co., Ltd.

Al Etihad Gold Refinery DMCC

Allgemeine Gold-und Silberscheideanstalt A.G.

Almalyk Mining and Metallurgical Complex (AMMC)

AngloGold Ashanti Corrego do Sitio Mineracao

Argor-Heraeus S.A.

Asahi Pretec Corp.

Asahi Refining USA Inc.

Asaka Riken Co., Ltd.

Aurubis AG

Bangalore Refinery

C. Hafner GmbH + Co. KG

Bangko Sentral ng Pilipinas (Central Bank of the Philippines)

Boliden AB

CCR Refinery - Glencore Canada Corporation

Cendres + Metaux S.A.

Dowa

Chimet S.p.A.

Chugai Mining

Eco-System Recycling Co., Ltd. East Plant

DODUCO Contacts and Refining GmbH

DSC (Do Sung Corporation)

Eco-System Recycling Co., Ltd. North Plant

Eco-System Recycling Co., Ltd. West Plant

Emirates Gold DMCC

Geib Refining Corporation

Gold Refinery of Zijin Mining Group Co., Ltd.

Heimerle + Meule GmbH

Heraeus Germany GmbH Co. KG

Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.

Ishifuku Metal Industry Co., Ltd.

Istanbul Gold Refinery

Metalor Technologies (Suzhou) Ltd.

Italpreziosi

Torecom

Metalor Technologies (Hong Kong) Ltd.

Japan Mint

Metalor Technologies (Singapore) Pte., Ltd.

Jiangxi Copper Co., Ltd.

Metalor Technologies S.A.

JSC Novosibirsk Refinery

JSC Uralelectromed

Kazzinc

KGHM Polska Miedz Spolka Akcyjna

Korea Zinc Co., Ltd.

L'Orfebre S.A.

Ohura Precious Metal Industry Co., Ltd.

LS-NIKKO Copper Inc.

LT Metal Ltd.

Marsam Metals

Materion

Solar Applied Materials Technology Corp.

Western Australian Mint (T/a The Perth Mint)

Mitsui Mining and Smelting Co., Ltd.

MMTC-PAMP India Pvt., Ltd.

Moscow Special Alloys Processing Plant

Yamakin Co., Ltd.

Nadir Metal Rafineri San. Ve Tic. A.S.

Yokohama Metal Co., Ltd.

Navoi Mining and Metallurgical Combinat

Nihon Material Co., Ltd.

Umicore Precious Metals Thailand

Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH

Umicore S.A. Business Unit Precious Metals Refining

OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)

PAMP S.A.

Planta Recuperadora de Metales SpA

Prioksky Plant of Non-Ferrous Metals

PT Aneka Tambang (Persero) Tbk

PX Precinox S.A.

Rand Refinery (Pty) Ltd.

REMONDIS PMR B.V.

SAAMP

Safimet S.p.A

SAFINA A.S.

Samduck Precious Metals

SAXONIA Edelmetalle GmbH

SEMPSA Joyeria Plateria S.A.

Shandong Gold Smelting Co., Ltd.

Shandong Zhaojin Gold & Silver Refinery Co., Ltd.

Sichuan Tianze Precious Metals Co., Ltd.

Singway Technology Co., Ltd.

SOE Shyolkovsky Factory of Secondary Precious Metals

SungEel HiMetal Co., Ltd.

T.C.A S.p.A

Tokuriki Honten Co., Ltd.

TOO Tau-Ken-Altyn

United Precious Metal Refining, Inc.

Valcambi S.A.

WIELAND Edelmetalle GmbH

Zhongyuan Gold Smelter of Zhongjin Gold Corporation

Daye Non-Ferrous Metals Mining Ltd.

Hangzhou Fuchunjiang Smelting Co., Ltd.

Hunan Chenzhou Mining Co., Ltd.

Refinery of Seemine Gold Co., Ltd.

Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.

Lingbao Gold Co., Ltd.

Lingbao Jinyuan Tonghui Refinery Co., Ltd.

Luoyang Zijin Yinhui Gold Refinery Co., Ltd.

Penglai Penggang Gold Industry Co., Ltd.

Shandong Tiancheng Biological Gold Industrial Co., Ltd.

Great Wall Precious Metals Co., Ltd. of CBPM

Tongling Nonferrous Metals Group Co., Ltd.

Guangdong Jinding Gold Limited

Shandong Humon Smelting Co., Ltd.

Degussa Sonne / Mond Goldhandel GmbH

GCC Gujrat Gold Centre Pvt. Ltd.

Sai Refinery

CGR Metalloys Pvt Ltd.

Sovereign Metals

Kazakhmys Smelting LLC

HwaSeong CJ CO., LTD.

Samwon Metals Corp.

State Research Institute Center for Physical Sciences and Technology

Caridad

Morris and Watson

Kyshtym Copper-Electrolytic Plant ZAO

International Precious Metal Refiners

Fujairah Gold FZC

Dijllah Gold Refinery FZC

Sabin Metal Corp.

Pease & Curren

QG Refining, LLC

Metal Concentrators SA (Pty) Ltd.

AU Traders and Refiners

Atasay Kuyumculuk Sanayi Ve Ticaret A.S.

JSC Ekaterinburg Non-Ferrous Metal Processing Plant

Fidelity Printers and Refiners Ltd.

Shenzhen Zhonghenglong Real Industry Co., Ltd.

African Gold Refinery

Gold Coast Refinery

TSK Pretech

Kyrgyzaltyn JSC

L'azurde Company For Jewelry

Shirpur Gold Refinery Ltd.

Yunnan Copper Industry Co., Ltd.

Industrial Refining Company

Guoda Safina High-Tech Environmental Refinery Co., Ltd.

C.I Metales Procesados Industriales SAS

Abington Reldan Metals, LLC

JALAN & Company

Sudan Gold Refinery

NH Recytech Company

K.A. Rasmussen

Augmont Enterprises Private Limited

Kundan Care Products Ltd.

MD Overseas

Kaloti Precious Metals

Emerald Jewel Industry India Limited (Unit 1)

Emerald Jewel Industry India Limited (Unit 2)

Emerald Jewel Industry India Limited (Unit 3)

Emerald Jewel Industry India Limited (Unit 4)

Alexy Metals

Sellem Industries Ltd.

Metallix Refining Inc.

Modeltech Sdn Bhd

Sancus ZFS (L’Orfebre, SA)

WEEEREFINING

Value Trading

Tantalum Smelters/Refiners

Changsha South Tantalum Niobium Co., Ltd.

Exotech Inc.

F&X Electro-Materials Ltd.

Jiujiang Tanbre Co., Ltd.

LSM Brasil S.A.

Mineracao Taboca S.A.

Mitsui Mining and Smelting Co., Ltd.

Ningxia Orient Tantalum Industry Co., Ltd.

Solikamsk Magnesium Works OAO

Hengyang King Xing Lifeng New Materials Co., Ltd.

D Block Metals, LLC

FIR Metals & Resource Ltd.

XinXing HaoRong Electronic Material Co., Ltd.

KEMET de Mexico

TANIOBIS Co., Ltd.

TANIOBIS GmbH

H.C. Starck Hermsdorf GmbH

H.C. Starck Inc.

TANIOBIS Japan Co., Ltd.

TANIOBIS Smelting GmbH & Co. KG

Global Advanced Metals Boyertown

Global Advanced Metals Aizu

Resind Industria e Comercio Ltda.

JiuJiang JinXin Nonferrous Metals Co., Ltd.

XIMEI RESOURCES (GUANGDONG) LIMITED

Metallurgical Products India Pvt., Ltd.

QuantumClean

Yanling Jincheng Tantalum & Niobium Co., Ltd.

Taki Chemical Co., Ltd.

Telex Metals

Ulba Metallurgical Plant JSC

Jiujiang Zhongao Tantalum & Niobium Co., Ltd.

Jiangxi Dinghai Tantalum & Niobium Co., Ltd.

Jiangxi Tuohong New Raw Material

NPM Silmet AS

Meta Materials

Asaka Riken Co., Ltd.

Yancheng Jinye New Material Technology Co., Ltd.

Tin Smelters/Refiners

PT Babel Surya Alam Lestari

PT Bangka Serumpun

PT Menara Cipta Mulia

PT Mitra Stania Prima

PT Mitra Sukses Globalindo

PT Timah Tbk Kundur

PT Prima Timah Utama

Thaisarco

PT Rajawali Rimba Perkasa

PT Timah Tbk Mentok

Malaysia Smelting Corporation (MSC)

PT Refined Bangka Tin

Metallo Belgium N.V.

PT Stanindo Inti Perkasa

Mineracao Taboca S.A.

PT Timah Nusantara

Minsur

Operaciones Metalurgicas S.A.

PT Tinindo Inter Nusa

Resind Industria e Comercio Ltda.

Rui Da Hung

Soft Metais Ltda.

Thai Nguyen Mining and Metallurgy Co., Ltd.

Tin Technology & Refining

White Solder Metalurgia e Mineracao Ltda.

Yunnan Chengfeng Non-ferrous Metals Co., Ltd.

Yunnan Tin Company Limited

Yunnan Yunfan Non-ferrous Metals Co., Ltd.

Gejiu Non-Ferrous Metal Processing Co., Ltd.

Alpha

Mitsubishi Materials Corporation

PT ATD Makmur Mandiri Jaya

Fenix Metals

Dowa

EM Vinto

PT Artha Cipta Langgeng

Metallic Resources, Inc.

O.M. Manufacturing (Thailand) Co., Ltd.

Magnu's Minerais Metais e Ligas Ltda.

Melt Metais e Ligas S.A.

Gejiu Kai Meng Industry and Trade LLC

China Tin Group Co., Ltd.

Metallo Spain S.L.U.

Guangdong Hanhe Non-Ferrous Metal Co., Ltd.

Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.

CV Venus Inti Perkasa

Chifeng Dajingzi Tin Industry Co., Ltd.

Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.

Gejiu Zili Mining And Metallurgy Co., Ltd.

HuiChang Hill Tin Industry Co., Ltd.

Jiangxi New Nanshan Technology Ltd.

Luna Smelter, Ltd.

Ma'anshan Weitai Tin Co., Ltd.

O.M. Manufacturing Philippines, Inc.

Estanho de Rondonia S.A.

Super Ligas

Gejiu City Fuxiang Industry and Trade Co., Ltd.

Pongpipat Company Limited

CRM Synergies

CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda

Fabrica Auricchio Industria e Comercio Ltda.

PT Rajehan Ariq

PT Aries Kencana Sejahtera

Novosibirsk Processing Plant Ltd.

An Vinh Joint Stock Mineral Processing Company

Precious Minerals and Smelting Limited

Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company

Nghe Tinh Non-Ferrous Metals Joint Stock Company

Tuyen Quang Non-Ferrous Metals Joint Stock Company

CV Ayi Jaya

Dongguan CiEXPO Environmental Engineering Co., Ltd.

Modeltech Sdn Bhd

Gejiu Fengming Metallurgy Chemical Plant

VQB Mineral and Trading Group JSC

PT Lautan Harmonis Sejahtera

Tungsten Smelters/Refiners

A.L.M.T. Corp.

Kennametal Huntsville

Guangdong Xianglu Tungsten Co., Ltd.

Chongyi Zhangyuan Tungsten Co., Ltd.

Global Tungsten & Powders Corp.

Hunan Chenzhou Mining Co., Ltd.

Hunan Chunchang Nonferrous Metals Co., Ltd.

Japan New Metals Co., Ltd.

Ganzhou Huaxing Tungsten Products Co., Ltd.

Kennametal Fallon

Wolfram Bergbau und Hutten AG

Xiamen Tungsten Co., Ltd.

Ganzhou Jiangwu Ferrotungsten Co., Ltd.

Jiangxi Yaosheng Tungsten Co., Ltd.

Jiangxi Xinsheng Tungsten Industry Co., Ltd.

Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.

Malipo Haiyu Tungsten Co., Ltd.

Xiamen Tungsten (H.C.) Co., Ltd.

Jiangxi Gan Bei Tungsten Co., Ltd.

Chenzhou Diamond Tungsten Products Co., Ltd.

H.C. Starck Tungsten GmbH

TANIOBIS Smelting GmbH & Co. KG

Masan High-Tech Materials

Jiangwu H.C. Starck Tungsten Products Co., Ltd.

Niagara Refining LLC

Hydrometallurg, JSC

ACL Metais Eireli

Asia Tungsten Products Vietnam Ltd.

China Molybdenum Tungsten Co., Ltd.

Fujian Ganmin RareMetal Co., Ltd.

Ganzhou Haichuang Tungsten Co., Ltd.

Ganzhou Seadragon W & Mo Co., Ltd.

KGETS Co., Ltd.

Lianyou Metals Co., Ltd.

Moliren Ltd.

Philippine Chuangxin Industrial Co., Inc.

Unecha Refractory metals plant

Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.

CNMC (Guangxi) PGMA Co., Ltd.

Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.

JSC "Kirovgrad Hard Alloys Plant"

Cronimet Brasil Ltda

NPP Tyazhmetprom LLC

GEM Co., Ltd.

Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.

Artek LLC

Woltech Korea Co., Ltd.

Hunan Litian Tungsten Industry Co., Ltd.

Fujian Xinlu Tungsten

OOO “Technolom” 2

OOO “Technolom” 1

Table 2: Aggregated Countries of Origin

ITALY

UNITED STATES OF AMERICA

UGANDA

AUSTRALIA

JAPAN

UNITED ARAB EMIRATES

GERMANY

UZBEKISTAN

BRAZIL

CHINA

SWITZERLAND

CANADA

TURKEY

SOUTH AFRICA

INDIA

PHILIPPINES

SWEDEN

COLOMBIA

MEXICO

KOREA, REPUBLIC OF

RUSSIAN FEDERATION

ZIMBABWE

GHANA

BELGIUM

NORWAY

KAZAKHSTAN

POLAND

KYRGYZSTAN

SAUDI ARABIA

ANDORRA

SINGAPORE

MALAYSIA

NEW ZEALAND

AUSTRIA

CHILE

INDONESIA

NETHERLANDS

FRANCE

CZECHIA

MAURITANIA

SPAIN

TAIWAN, PROVINCE OF CHINA

LITHUANIA

SUDAN

THAILAND

NORTH MACEDONIA, REPUBLIC OF

ESTONIA

VIET NAM

BOLIVIA (PLURINATIONAL STATE OF)

PERU

RWANDA

MYANMAR